Exhibit 32
WEIS MARKETS, INC.

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the annual report of Weis Markets, Inc. (the "company") on Form 10-K for the year ending December 26, 2009, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, David J. Hepfinger, President and Chief Executive Officer, and Scott F. Frost, Vice President, Chief Financial Officer and Treasurer, of the company, certify, pursuant to and for purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) to my knowledge the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the company.

/S/ David J. Hepfinger
David J. Hepfinger
President and Chief Executive Officer
03/11/2010

/S/ Scott F. Frost
Scott F. Frost
Vice President, Chief Financial Officer and Treasurer
03/11/2010

A signed original of this written statement required by Section 906 has been provided to Weis Markets, Inc. and will be retained by Weis Markets, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.